Exhibit 10.16

Exclusive Technical and Consulting Services Agreement

This Exclusive Technology Services and Management Consulting Agreement (“this Agreement”) is made and entered into by and between the following Parties on September 6, 2018 in Guangzhou, the People’s Republic of China (“China” or “PRC”):

Party A: Puyi Enterprises Management Consulting Co., Ltd.

Address: Rm 2611 (Self-Numbered No. 8), 26/F, Southwest Jiaotong University Innovation Building, 111 North 1st Section, 2nd Ring Road, Jinniu District, Chengdu, Sichuan Province

Party B: Chengdu Puyi Bohui Information Technology Co., Ltd.

Address: 1/F Bldg. 10, No. 16, 4th Section, South of 2nd Ring Road, Xiaojiahe, High-Tech Zone, Chengdu, P.R.C.

Each of Party A and Party B shall be hereinafter referred to as a “Party” respectively, and as the “Parties” collectively.

Whereas,

1. Party A is a wholly foreign owned enterprise established in China, of which business scope includes enterprises management consulting; commercial information consulting; business and trade consulting; business planning and public relations services; technology development and technology consulting of computer software and hardware; property management; import and export of goods and technology; sales: electronics and digital products, and computer hardware and software (The above referenced scope of business does not include items restricted or prohibited by PRC laws and regulations, excluding items subject to the implementation of special administrative measures for access as prescribed by the state; for items subject to administrative approval of licensing, relevant approval or permit shall be obtained prior to operation);

2. Party A has the necessary permits and resources to provide technology services and management consulting as set forth hereunder;

3. Party B is a domestic limited liability company established in China, and is entitled to engage in businesses of services of computer system integration, data process, application software; sales of computer software and providing technical services; design of websites; and market information consultation (“Principal Business”);

4. Party A agrees to provide Party B (including its subsidiaries) with exclusive technical, consulting and other services in relation to the Principal Business during the term of this Agreement utilizing its own advantages in human resources, technology and information, and Party B (including its subsidiaries) agrees to accept such services provided by Party A or Party A's designee(s), each on the terms set forth herein.

Exclusive Technical and Consulting Services Agreement

Now, therefore, through mutual discussion, the Parties have reached the following agreements:

1 Services Provided

1.1 Party B hereby appoints Party A as Party B’s exclusive services provider to provide Party B with complete business support and technical and consulting services during the term of this Agreement, in accordance with the terms and conditions of this Agreement and to the extent permitted by the currently effective laws of China, which may include all services within the business scope of Party B as may be determined from time to time by Party A, such as but not limited to enterprise management consulting, business consulting, technology consulting and development, and sale or leasing of equipment or property (together, “Technical and Consulting Services”).

1.2 Party B agrees to accept all the Technical and Consulting Services provided by Party A. Party B further agrees that, except with prior written consent of Party A or Party’s Parent Company, during the term of this Agreement, Party B shall not accept any similar Technical and Consulting Services provided by any third party and shall not establish similar business relationship with any third party regarding the matters contemplated by this Agreement. Party A may, from time to time, adjust the scope of the services provided, and, Party B shall accept such adjustments unconditionally. Party B may, based on its operational needs, accept services and/or supports provided by any third party, or establish business relationship with any third party, presumed such services and/or supports, or business relationships will not be provided by Party A. Party A may appoint other parties, who may enter into certain agreements described in Section 1.3 with Party B, to provide Party B with the Technical and Consulting Services under this Agreement.

1.3 Party A and Party B agree that during the term of this Agreement, Party B may enter into agreements with Party A or any other party designated by Party A further specifying the Technical and Consulting Services provided, which shall provide the specific contents, manner, personnel, and fees.

1.4 To further fulfill the rights and obligations under this Agreement, Party A and Party B agree that during the term of this Agreement, Party B may enter into equipment or property sale agreements or leases with Party A or any other party designated by Party A which shall permit Party B to use, or transfer, Party A's relevant equipment or property based on the needs of the business of Party B.

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1.5 To further fulfill the rights and obligations under this Agreement and to maintain the long-term business relationship of the Parties, Party A and Party B agreed that if there is any action by either Party may affect, in any way, this Agreement or the rights and obligations under this Agreement, such action shall only be taken with prior approval of the Board of Directors of Party’s offshore parent company, Puyi Inc. (“Party A’s Parent Company”). Further, such action shall be also resolved by the Board of Directors of Party A and Party B in line with the resolution of the Board of Directors of Party A’s Parent Company.

2 Service Fees and Payment

2.1 Both Parties agree that, during the terms of this Agreement, in consideration of the Technical and Consulting Services provided by Party A, Party B shall pay to Party A the fees (the “Service Fees”) equal to 100% of the net income of Party B, which is Party B’s earnings before corporate income tax, being the monthly revenues after deduction of operating costs, expenses and other taxes; provided that upon mutual discussion between the Parties and the prior consent by Party A or Party A’s Parent Company, the rate of Service Fees may be adjusted based on the services rendered by Party A in that month and the operation needs of Party B.

2.2 The Service Fees shall be due and payable on a monthly basis; within 30 days after the end of each month, Party B shall (a) deliver to Party A the management accounts and operating statistics of Party B for such month, including the net income of Party B during such month (the “Monthly Net Income”), and (b) pay 100% of such Monthly Net Income, or other amount agreed by Party A, to Party A (each such payment, a “Monthly Payment”). If such earnings after deduction of operating costs, expenses and other legal taxes are zero or negative, Party B is not required to pay the Service Fees; if Party B sustains losses, all such losses will be carried over to the following month(s) and deducted from the following month(s)’ Service Fees. Within ninety (90) days after the end of each fiscal year, Party B shall (a) deliver to Party A audited financial statements of Party B for such fiscal year, which shall be audited and certified by an independent certified public accountant approved by Party A, and (b) pay an amount to Party A equal to the shortfall, if any, of the net income of Party B for such fiscal year, as shown in such audited financial statements, as compared to the aggregate amount of the Monthly Payments paid by Party B to Party A in such fiscal year.

2.3 Party A agrees that, during the term of this Agreement, Party A shall bear all risk arising from or in connection with Party B’s Principle Business, including providing financial support to Party B in the event that Party B is having operating losses, paying off its debts if Party B has no sufficient funds to repay, and funding the deficit if Party B’s net assets are lower than its registered capital. In the event that Party B encounters severe difficulties in operation, Party A shall have the right to request Party B to cease operation and Party B shall comply with Party A’s request unconditionally.

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2.4 The obligation of Party B to pay to Party A the Service Fees under this Agreement shall be secured by the equity pledge provided by the shareholders of Party B over the equity interests held by them. Party A shall enter into Equity Pledge Agreement (Attachment 1) with Party B and shareholders of Party B.

3 Intellectual Property Rights and Confidentiality Clauses

3.1 Party A shall have exclusive and proprietary rights and interests in all rights, ownership, interests and intellectual properties arising out of or created during the performance of this Agreement, including but not limited to copyrights, patents, patent applications, software, technical secrets, trade secrets and others.

3.2 The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance this Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, investors, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, investors, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the staff members or agencies hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This Section shall survive the termination of this Agreement for any reason.

3.3 The Parties agree that this Section shall survive changes to, and rescission or termination of, this Agreement.

4. Representations and Warranties

4.1 Party A hereby represents and warrants as follows:

4.1.1 Party A is a wholly foreign owned enterprise legally registered and validly existing in accordance with the laws of China.

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4.1.2 Party A’s execution and performance of this Agreement is within its corporate capacity and the scope of its business operations; Party A has taken necessary corporate actions and given appropriate authorization and has obtained the consent and approval from third parties and government agencies, and will not violate any restrictions in law or otherwise binding or having an impact on Party A.

4.1.3 This Agreement constitutes Party A's legal, valid and binding obligations, enforceable in accordance with its terms.

4.2 Party B hereby represents and warrants as follows:

4.2.1 Party B is a domestic limited liability company legally registered and validly existing in accordance with the laws of China.

4.2.2 Party B's execution and performance of this Agreement is within its corporate capacity and the scope of its business operations; Party B has taken necessary corporate actions and given appropriate authorization and has obtained the consent and approval from third parties and government agencies, and will not violate any restrictions in law or otherwise binding or having an impact on Party B.

4.2.3 This Agreement constitutes Party B’s legal, valid and binding obligations, and shall be enforceable against it.

5 Effectiveness and Term

This Agreement is executed on the date first above written and shall take effect as of such date. Unless earlier terminated in accordance with the provisions of this Agreement or relevant agreements separately executed between the Parties, the term of this Agreement shall be permanent. After the execution of this Agreement, both Parties are entitled to review this Agreement every six (6) months to determine whether to amend or supplement the provisions in this Agreement based on the actual circumstances at that time.

6 Termination

6.1 During the term of this Agreement, the Parties may not terminate this Agreement unless otherwise required by laws or regulations, or by relevant governmental or regulatory authorities. Nevertheless, this Agreement shall be terminated after all the equity interest in Party B held by its shareholders and/or all the assets of Party B have been legally transferred to Party A and/or its designee in accordance with the Exclusive Option Agreement (Attachment 2) executed by Party A, Party B and its shareholders; provided, the transfer of the equity interest in Party B and/or the assets of Party B shall be approved by the Board of Directors of Party A’s Parent Company.

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6.2 The rights and obligations of the Parties under Articles 3, 7 and 8 shall survive the termination of this Agreement.

7  Governing Law and Resolution of Disputes

7.1 The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of China.

7.2 In the event of any dispute with respect to the construction and performance of the provisions of this Agreement, the Parties shall negotiate in good faith to resolve the dispute. In the event the Parties fail to reach an agreement on the resolution of such a dispute within 30 days after any Party's request for resolution of the dispute through negotiations, any Party may submit the relevant dispute to the China Nansha International Arbitration Centre for arbitration, in accordance with its then-effective arbitration rules. The arbitration shall be conducted in Guangzhou, China, and the language used during arbitration shall be Chinese. The arbitration ruling shall be final and binding on both Parties.

7.3 Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

8 Indemnification

Party B shall indemnify and hold harmless Party A from any losses, injuries, obligations or expenses caused by any lawsuit, claims or other demands against Party A arising from or caused by the consultations and services provided by Party A to Party B pursuant this Agreement, except where such losses, injuries, obligations or expenses arise from the gross negligence or willful misconduct of Party A.

9 Notices

9.1 All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such Party set forth below. A confirmation copy of each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

9.1.1 Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of delivery or refusal at the address specified for notices.

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9.1.2 Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

9.2 For the purpose of notices, the addresses of the Parties are as follows:

Party A: Puyi Enterprises Management Consulting Co., Ltd.

Address: Rm 2611 (Self-Numbered No. 8), 26/F, Southwest Jiaotong University Innovation Building, 111 North 1st Section, 2nd Ring Road, Jinniu District, Chengdu, Sichuan Province

Representative: Haifeng Yu

Phone: 028-86616229

Party B: Chengdu Puyi Bohui Information Technology Co., Ltd.

Address:1/F Bldg. 10, No. 16, 4th Section, South of 2nd Ring Road, Xiaojiahe, High-Tech Zone, Chengdu, P.R.C.

Representative: Haifeng Yu

Phone: 028-86616229

9.3 Any Party may at any time change its address for notices by a notice delivered to the other Party in accordance with the terms hereof.

10 Assignment

10.1 Without prior written consent of Party A or Party A’s Parent Company, Party B shall not assign its rights and obligations under this Agreement to any third party.

10.2 Party B agrees that Party A may assign its obligations and rights under this Agreement to any third party upon a prior written notice to Party B but without the consent of Party B.

11 Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any aspect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

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12 Amendments and Supplements

Any amendments and supplements to this Agreement shall be in writing. The amendment agreements and supplementary agreements that have been signed by the Parties and that relate to this Agreement shall be an integral part of this Agreement and shall have the same legal validity as this Agreement.

13 Language and Counterparts

This Agreement is written in both Chinese and English language in two copies, each Party having one copy with equal legal validity; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

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IN WITNESS WHEREOF, the Parties have executed, or caused their respectively duly authorized representatives to execute, this Exclusive Technical and Consulting Services Agreement as of the date first above written.

Party A: Puyi Enterprises Management Consulting Co., Ltd. (Seal)

By:	/s/ Haifeng Yu

Legal Representative: Haifeng Yu

Party B : Chengdu Puyi Bohui Information Technology Co., Ltd. (Seal)

By:	/s/ Haifeng Yu

Legal Representative : Haifeng Yu

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Attachments

1.	The Equity Pledge Agreement entered into among Puyi Enterprises Management Consulting Co., Ltd., Haifeng Yu, Yuanfeng Yang, and Chengdu Puyi Bohui Information Technology Co., Ltd. on September 6, 2018

2.	The Exclusive Option Agreement entered into among Puyi Enterprises Management Consulting Co., Ltd., Haifeng Yu, Yuanfeng Yang, and Chengdu Puyi Bohui Information Technology Co., Ltd. on September 6, 2018

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